Exhibit 5.1

J.P. Galda & Co.

Attorneys-at-Law

40 East Montgomery Avenue, LTW 220

Ardmore, Pennsylvania 19003

Telephone: 215-815-1534

May 31, 2022

Revelation Biosciences, Inc.

4660 La Jolla Village Drive, Suite 100

San Diego, California 92122

Ladies and Gentlemen:

Re:	Registration on Form S-1

We have acted as counsel to Revelation Biosciences, Inc.., a corporation incorporated under the laws of the State of Delaware (the “Company”), in connection with the Company’s registration of an aggregate of 15,217,802 shares (collectively, the “Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”), pursuant to a registration statement on Form S-1 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), filed by the Company with the Securities and Exchange Commission (the “SEC”) on May 31, 2022 as follows:

2,119,538 Shares of Common Stock (representing 1,819,538 shares of Common Stock issued to Petra Investment Holdings, LLC and 300,000 Shares of Common Stock to Loeb & Loeb LLP (the “Issued Shares”);

3,233,446 Shares of Common Stock issuable upon exercise of the Private Warrants (as such term is defined in the Prospectus provided in the Registration Statement)

7,278,151 Shares of Common Stock issuable upon exercise of the Public Warrants (as such term is defined in the Prospectus provided in the Registration Statement)

2,586,667 Shares of Common Stock issuable upon exercise of the Common Warrants (as such term is defined in the Prospectus provided in the Registration Statement)

We have examined such documents and have reviewed such questions of law as we have considered necessary and appropriate for the purpose of the opinions set forth below.

In rendering this opinion, we have assumed: the genuineness and authenticity of all signatures on original documents, including electronic signatures made and/or transmitted using electronic signature technology (e.g., via DocuSign or similar electronic signature technology); that any such signed electronic record shall be valid and as effective to bind the party so signing as a paper copy bearing such party’s handwritten signature; the legal capacity of all natural persons; the authenticity of all documents submitted to us as originals; the conformity to originals of all documents submitted to us as certified or photocopies; the authenticity of the originals of such latter documents; the accuracy and completeness of all documents and records reviewed by us; the accuracy, completeness and authenticity of certificates issued by any governmental official, office or agency and the absence of change in the information contained therein from the effective date of any such certificate; and the due authorization, execution and delivery of all documents where authorization, execution and delivery are prerequisites to the effectiveness of such documents.

Our opinion herein is expressed solely with respect to the General Corporation Law of the State of Delaware (including the statutory provisions, all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting the foregoing) and is based on these laws as in effect on the date hereof. We express no opinion as to whether the laws of any jurisdiction are applicable to the subject matter hereof. We are not rendering any opinion as to compliance with any federal or other state law, rule or regulation relating to securities or to the sale or issuance thereof.

Based upon and subject to the foregoing, we are of the opinion that (i) the Issued Shares have been duly authorized, and are validly issued, fully paid and non-assessable and (ii) the shares of Common Stock to be issued, when exercised in accordance with the terms of the Private Warrants, the Public Warrants and the Common Warrants, will be validly issued, fully paid and nonassessable.

We hereby consent to the filing of this letter as an exhibit to the Registration Statement. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the United States Securities Act of 1933, as amended, or the rules and regulations of the SEC thereunder.

These opinions are expressed as of the date hereof, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable law.

Very truly yours

/s/ Joseph P. Galda